BYLAWS OF
                               ALLTEL CORPORATION
                 (amended and restated as of January 29, 1998)


                                   ARTICLE I

                                      NAME

         The name of the Corporation is ALLTEL Corporation.

                                   ARTICLE II

                             STOCKHOLDERS' MEETING

         Meetings of the stockholders may be held either within or without the state of Delaware at such place and at such time as is stated in the call or notice. The Board of Directors may adopt by resolution such rules and regulations for the conduct of a meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on the entry to the meeting after the time fixed for the beginning of the meeting; and (e) limitations on the time allotted to questions or comments by participants. Unless otherwise determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                  ARTICLE III

         The annual meeting of the stockholders of the Corporation shall be held in each year on such day and at such time and place as is stated in the notice of the meeting, for the election of Directors, the consideration of reports, and the transaction of such other business as may be brought before the meeting.

         Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) in accordance with the Corporation's notice of annual meeting; (b) by or at the direction of the Board of Directors; or
(c) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice by the stockholder provided for in this
Article III, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Article III. For nominations or other business to be properly brought before a meeting by a stockholder in accordance with the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.
To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not fewer than ninety days nor more than one hundred twenty days prior to the one year anniversary of the annual meeting in the immediately preceding year. The stockholder's notice shall set forth (a) as to each person the stockholder proposes to nominate for election or reelection as a director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation; (b) as to any other


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business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for bringing that business before the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and
(ii) the class and number of shares of the Corporation owned beneficially and of record by such stockholder and such beneficial owner.

         Only such persons who are nominated in accordance with the procedures set forth in this Article III shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article III. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article III and, if any proposed nomination or business is not in compliance with this Article III, to declare that such proposed business or nomination shall be disregarded. The foregoing provisions of this Article III shall not excuse a stockholder from complying with any applicable requirements of the Exchange Act and the rules and regulations thereunder, nor shall they affect any rights of a stockholder to request inclusion of proposals in the Corporation's proxy statement in accordance with Rule 14a-8 under the Exchange Act or any successor rule or regulation.

                                   ARTICLE IV

         Special meetings of the stockholders of the Corporation shall be held whenever called by the Chairman, the President or the Secretary, by the Directors acting at a meeting or a majority of the Directors acting without a meeting. Only such matters as are stated in the notice of a special meeting given in accordance with Article V may be brought before the meeting.

                                   ARTICLE V

                NOTICE OF STOCKHOLDERS' MEETINGS AND RECORD DATE

         Written notice stating the time, place and purpose or purposes of any meeting of the stockholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the President or the Secretary to each stockholder of record entitled to notice of and to vote at such meeting. Upon written request delivered in person or by registered mail to the President or the Secretary by any person or persons entitled to call a meeting of the stockholders such officer shall give notice of a meeting of the stockholders to be held not less than ten nor more than sixty days after receipt of such request, and, if such notice is not given within fifteen days after delivery or mailing of such request, then the person or persons calling the meeting may fix the time of the meeting and give or cause to be given notice thereof as herein provided. If mailed, notice shall be addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

         Notice of an adjournment of a stockholders' meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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       In fixing a record date to be used in determining stockholders entitled to notice of and to vote at any meeting of stockholders, the date to be selected shall be not less than ten nor more than sixty days prior to such meeting.

                                   ARTICLE VI

                                WAIVER OF NOTICE

         Notice of the time, place and purposes of any meeting of stockholders or Directors, whether required by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, may be waived in writing by any stockholder entitled to notice or by any Director, as the case may be, filed with or entered upon the records of the meeting either before or after the holding thereof. The attendance of any stockholder or any Director at any meeting shall constitute a waiver of notice of the meeting, unless the stockholder or Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE VII

                        QUORUM AT STOCKHOLDERS' MEETINGS

         A majority of the stock at the time outstanding and entitled to vote is necessary to constitute a quorum for a meeting of stockholders, but no action required by law, the Certificate of Incorporation or these Bylaws to be authorized or taken by the holders of a designated proportion of the stock of any particular class or of each class may be authorized or taken by a lesser proportion. When a quorum is present at any meeting, a majority in interest of the stock entitled to vote that is represented at such meeting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

                                  ARTICLE VIII

                                PROXY AND VOTING

         Stockholders of record entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but if such proxy shall be limited by its terms to a single meeting, it shall not be valid after the final adjournment thereof. Stockholders entitled to vote may also be represented by a general power of attorney produced at any meeting until it is revoked. No proxy or power of attorney shall be valid after three years from its date unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

         At any meeting of stockholders, each stockholder shall, except as otherwise provided by law or the Certificate of Incorporation, be entitled to one vote, either in person or by proxy, for each share of stock of the Corporation entitled to vote that is registered in his name on the books of the Corporation (a) on the date fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale or other disposal of such stock or transfer of the stock on the books of the Corporation after the date so fixed, or (b) if no such record date has been fixed, then as of the day next preceding the date on which notice is given or, if notice is waived, as of the day next preceding the date of the meeting.

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       Anything in these Bylaws to the contrary notwithstanding, whenever the holders of the No Par Cumulative Preferred Stock of the Corporation become entitled to elect Directors pursuant to the provisions of the Certificate of Incorporation, the Board of Directors shall be elected and shall hold office, and the vacancies among the Directors shall be filled, in accordance with the applicable provisions of the Certificate of Incorporation.

                                   ARTICLE IX

                    ACTION OF STOCKHOLDERS WITHOUT A MEETING

         Any action that may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, but only if a consent or consents in writing, setting forth the action so taken, is signed by all of the stockholders entitled to vote on the action and is delivered to the Corporation at its principal place of business or to the officer of the Corporation having custody of the book in which proceedings of the meetings of stockholders are recorded.

                                   ARTICLE X

                               BOARD OF DIRECTORS

         No person shall be elected a Director of the Corporation in or after the calendar year in which he attains the age of 70, nor, effective from and after January 1, 1994, shall a Director of the Corporation be qualified or entitled to serve as a Director of the Corporation beyond the annual meeting of stockholders next following his attainment of the age of 70. At the annual meeting of stockholders, the Directors to be elected shall be chosen by ballot. The Board of Directors shall be divided into three classes. The number of Directors in each class may be fixed or changed (A) by the stockholders, at any meeting of stockholders called to elect Directors at which a quorum is present, by the vote of the holders of a majority of the stock represented at the meeting and entitled to vote on the proposal, or (B) by the Directors at any meeting of the Board of Directors by the vote of a majority of the Directors then in office. No class of Directors shall consist of less than three Directors. Unless and until otherwise so fixed or changed, each class shall consist of five Directors. A separate election shall be held with respect to each class of Directors at any meeting of stockholders at which a member or members of more than one class of Directors is being elected. At each annual meeting of stockholders, Directors shall be elected to the class whose terms shall expire in that year and shall hold office for a term of three years and until their respective successors are elected. Any Director's office that is created by an increase in the number of Directors of any class pursuant to action taken by the Directors may be filled for the remainder of the term of such class by the vote of a majority of Directors then in office. In case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be, of such class. No reduction in the number of Directors shall, of itself, shorten the term or result in the removal of any incumbent Director.

         At a meeting of stockholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election as Directors. Directors need not be either residents of the State of Delaware or stockholders of the Corporation.

                                   ARTICLE XI

                              POWERS OF DIRECTORS

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or the Certificate of Incorporation.

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                                   ARTICLE XII

                      COMPENSATION OF DIRECTORS AND OTHERS

         Directors who are not salaried officers of the Corporation or of a subsidiary corporation shall be entitled to receive such compensation as the Board of Directors shall determine and shall be entitled to receive fees for attendance at any meetings of the Board of Directors in such amounts as may be fixed by resolution of the Board of Directors from time to time, together with reimbursement of expenses incurred in connection with attendance at each such meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE XIII

                         EXECUTIVE AND OTHER COMMITTEES

         The Board of Directors may designate by resolution, passed by a majority of the whole Board, three or more of its number to constitute an Executive Committee or any other committee, to serve at the pleasure of the Board of Directors. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise, to the extent permitted by law, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the Directors or in any committee of the Directors, and shall be subject at all times to the control and direction of the Board of Directors. The Executive Committee may make rules for the notice, holding and conduct of its meetings and the keeping of the records thereof. Committees other than the Executive Committee shall, to the extent permitted by law, have such powers as conferred upon them by resolution of the Board of Directors.

         Unless otherwise ordered by the Board of Directors, any committee may act by a majority of its members at a meeting or by a writing or writings signed by all its members, and shall report its actions to the Board of Directors at the next meeting of the Board of Directors subsequent to such actions. An act or authorization of an act by any committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Directors.

                                  ARTICLE XIV

                              DIRECTORS' MEETINGS

         Regular meetings of the Board of Directors shall be held at such places within or without the State of Delaware and at such times as the Board by resolution may determine from time to time, and, if so determined, no notice thereof need be given. Special meetings of the Board of Directors may be called by the Chairman, the President or two or more Directors and shall be held at any time or place, either within or without the State of Delaware, as is stated in the notice of the meeting given to each Director by the Secretary or the officer or Directors calling the meeting, or at any time or place without formal notice if the Directors not present waive notice thereof as provided in Article VI hereof. Notice of special meetings shall be given by mail, telecopy, telephone, telegraph, cablegram, or personal delivery to each Director at his residence or business address at least two days before the meeting.

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                                   ARTICLE XV

                         QUORUM AT DIRECTORS' MEETINGS

         One half of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned if notice of such adjournment is given to the Directors not present. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.

                                  ARTICLE XVI

                     ACTION OF DIRECTORS WITHOUT A MEETING

         Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting if all of the Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

                                  ARTICLE XVII

                                    OFFICERS

         The officers of the Corporation shall be a Chairman, a President, a Secretary and a Treasurer. The officers shall be elected by the Board of Directors at the first meeting of the Board after the annual meeting of the stockholders and shall hold office until their successors are elected and shall qualify, except as provided in Article XIX hereof. The Board of Directors, in its discretion, may appoint one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries and such other officers or agents as may be deemed necessary. The officers or agents of the Corporation shall have such duties and authority as generally pertain to their respective offices and such as may be prescribed by the Board of Directors.

                                 ARTICLE XVIII

                            ELIGIBILITY OF OFFICERS

         The Chairman and the President may, but need not, be stockholders and shall be Directors of the Corporation. The Secretary, the Treasurer and such other officers as may be elected or appointed may, but need not, be stockholders or Directors of the Corporation. Any person may hold more than one office if the duties thereof can be consistently performed by the same person, except that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by the laws of Delaware or by these Bylaws to be executed, acknowledged or verified by any two or more officers. The Directors may, by resolution, require any or all of the officers to give a bond to the Corporation with good and sufficient surety conditioned upon the faithful performance of their respective duties.

                                  ARTICLE XIX

                           RESIGNATIONS AND REMOVALS

         Any Director, officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or the Chairman, the

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President or the Secretary, and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or to the Chairman thereof. Any such resignation shall take effect at the time specified in the notice or, if the time is not specified, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         The Board of Directors, by vote of not less than a majority of the entire Board, may remove from office any officer, agent or member of any committee elected or appointed by it. Any Director may be removed from office in the manner provided by law.

                                   ARTICLE XX

                                   VACANCIES

         If the office of any Director, officer or agent becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the Directors may, as to officers or agents, elect a successor or successors who shall hold office for the unexpired term and, as to vacancies on the Board of Directors, the remaining Director or Directors, though less than a quorum, may, by a vote of a majority of their number, fill any vacancy in the Board for the unexpired term.

                                  ARTICLE XXI

                        CERTIFICATES FOR SHARES OF STOCK

         Each stockholder shall be entitled to a certificate or certificates signed by such officers of the Corporation as are required by law, which shall certify the number and class of paid up shares of stock held by him in the Corporation. The signatures of any such officers upon such certificate may be facsimile, engraved, stamped or printed. Such certificate shall be in such form, consistent with the Certificate of Incorporation and Delaware law, as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Corporation or a facsimile thereof. The Board of Directors may by resolution or resolutions provide that some or all of any or all classes or series of stock shall be uncertificated shares. The Board of Directors may appoint one or more Transfer Agents or Registrars for its stock of any class or classes and may require stock certificates to be countersigned or registered by one or more of them.

                                  ARTICLE XXII

                               TRANSFER OF STOCK

         Stock represented by a certificate shall be transferable on the books of the Corporation by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the stock represented thereby, provided, however, that the Board of Directors or the Transfer Agent of the Corporation may require such identification as to the person making such assignment or endorsement and the signature appearing thereon, and such other instruments, not inconsistent with the provisions of Delaware law existing at the time of transfer, as they may deem desirable, and shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the Corporation as the owner of any stock shall conclusively be deemed to have capacity to exercise all rights of ownership and shall be exclusively entitled as the owner of such stock to receive dividends and to vote as such owner in respect thereof, and the Corporation shall not be affected or bound by any notice, actual or constructive, to the contrary other than the delivery to the Corporation or any duly appointed Transfer Agent of the Corporation of a

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certified copy of an order, judgment or decree of a court of competent jurisdiction within or without the State of Delaware. It shall be the duty of every stockholder to notify the Corporation of his Post Office address.

                                 ARTICLE XXIII

                           LOSS OF STOCK CERTIFICATES

         No stock certificate shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon the production of such evidences of the loss, theft or destruction and upon indemnification of the Corporation and its transfer agents to such extent and in such manner as the Board of Directors may from time to time prescribe or require.

                                  ARTICLE XXIV

                                      SEAL

         The seal of the Corporation shall consist of a flat-faced, circular die with the name of the Corporation and such other words as may be approved by the Board of Directors cut or engraved thereon, but failure to affix such seal shall not affect the validity of any instrument duly executed on behalf of the Corporation by its authorized officers.

                                  ARTICLE XXV

                               BOOKS AND RECORDS

         Unless otherwise expressly required by the laws of Delaware, the books and records of the Corporation may be kept outside of the State of Delaware at such places as may be designated from time to time by the Board of Directors.

                                  ARTICLE XXVI

                                   AMENDMENTS

         These Bylaws may be amended or repealed, and new Bylaws may be made, by the Board of Directors or by the affirmative vote of the holders of stock entitling them to exercise a majority of the voting power on such proposal at any meeting of the stockholders.

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